EXHIBIT 10.1

OPTION AGREEMENT

THIS OPTION AGREEMENT dated as of the 1st day of September, 2007,

BETWEEN:

SMART VENTURES, INC., a Nevada Corporation with its principal office at 1066 West Hastings Street, Suite 2610, Vancouver, BC V6E 3X2

("Smart Ventures")

AND:

DONALD MURDOCK, a businessman with an office at 5918 – 3rd Street, S.W., Calgary, Alberta, T2H 0H8

(“Murdock”)

WHEREAS:

A. Murdock is the beneficial owner of an undivided One Hundred Percent (100%) interest in and to those certain mineral claims (the “Claims”) more particularly described in Schedule “A” attached to and made part of this agreement;

B. Murdock has agreed to grant Smart Ventures the right to acquire an undivided 100% interest in and to the Claims on the terms and subject to the conditions set out in this agreement;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

IN CONSIDERATION of the premises and the mutual promises, covenants, conditions, representations and warranties set out in this agreement, the parties hereto agree as follows:

1.

INTERPRETATION

1.1 For the purposes of this agreement, including the recitals and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases will have the following meanings, namely:

(a)

“BuyOut Price” will have the meaning attributed to it in Section 5.2.

(b)

“Claims” mean the mineral claims described in Schedule “A” attached hereto, in the recitals hereto and all mining leases and other mining interests and rights derived therefrom. Any reference herein to any mineral claim comprised in the Claims includes any mineral leases or other interests to which such mineral claim may have been converted

(c)

“Exploration and Development” means (i) any and all activities comprising or undertaken in connection with the exploration and development of the Claims, (ii) the construction of a mine and mining facilities on or in proximity to the Claims, (iii) placing the Claims into commercial production, and, without limiting the generality of the foregoing, includes:

(1)

Road work - seasonal maintenance of the access road to permit year round access to the Claims; and

(2)

Surveying - considering that the original corner markers have been obliterated, reestablishment of the corners of the Claims; and

(3)

Safety measures - bring the safety aspects of the Property into compliance with the Mineral Exploration Code, issued under the Mines Act.

(d)

“Intervening Event” will have the meaning attributed to it in Section 14.1.

(e)

“Net Smelter Returns” will have the meaning set out in Schedule “B”.

(f)

“Offer” will have the meaning attributed to it in Section 13.2.

(g)

“Option Period” means the period during the term of this agreement from the date hereof to and including the date of the full exercise of the option.

(h)

“Property Expenditures” means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, net of the Goods and Services Tax, without limiting the generality of the foregoing:

(i) the cost of entering upon, surveying, prospecting and drilling relating to the Claims;

(ii) the cost of any geophysical, geochemical and geological surveys relating to the Claims;

(iii) all filing and other fees and charges necessary or advisable to keep the Claims or any part or parts thereof in good standing with any regulatory authorities having jurisdiction;

(iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Claims or arise as a result of the operations thereon or incurred for the purpose of Exploration and Development;

(v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

(vi) the cost of construction, rental and maintenance of camps required for Exploration and Development;

(vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

(viii) all wages and salaries (including fringe benefits as are usually paid in Canadian mineral exploration business) of persons engaged in the Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

(ix) all costs of consulting and other engineering services including report preparation;

(x) the cost of compliance with all statutes, orders and regulations respecting public safety, environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

(xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring ores and minerals from and out of the Claims.

(i)

“Property Rights” means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this agreement and necessary for the development of the Claims, or for the purpose of placing the Claims into production or continuing production therefrom.

(j)

“Proposed Purchaser” will have the meaning attributed to it in Section 13.2.

(k)

“Royalty” will have the meaning attributed to it in Section 5.1.

1.2 In this agreement, all dollar amounts are expressed in lawful currency of Canada, unless specifically provided to the contrary.

1.3 The titles to the respective Sections hereof will not be deemed to be a part of this agreement but will be regarded as having been used for convenience only.

1

Words used herein importing the singular number will include the plural, and vice-versa, and words importing the masculine gender will include the feminine and neuter genders, and vice-versa, and words importing persons will include firms, partnerships and corporations.

2

REPRESENTATIONS AND WARRANTIES OF MURDOCK

2.1

Murdock represents and warrants to Smart Ventures that:

(a)

Murdock has the full power and authority to enter into this agreement and the entering into of this agreement does not conflict with any applicable laws or any contract or other commitment to which Murdock is party;

 (b)

Murdock is legally entitled to hold the Claims and all mineral claims and leases therein and all Property Rights held by it and to option out its interest in the Claims, and will remain so entitled until all interests of Murdock in the Claims have been duly transferred to Smart Ventures as contemplated hereby;

(c)

Murdock is, and at the time of each transfer to Smart Ventures of mineral claims and leases comprising the Claims will be, the sole and exclusive beneficial owner of the Claims, free and clear of all liens, assignments, mortgages, actions, charges, and claims of any kind held by any person or persons, corporations, or government bodies against the Claims, and no taxes or rental are due in respect of any thereof;

(d)

the mineral claims and rights comprising the Claims have been duly and validly located and recorded in the name of Jaroslav Ruza and are in good standing on the date hereof and expire on the dates set out in this agreement;

(e)

all permits, licenses, consents and authorities necessary to carry on the drill testing on the Claims have been obtained or will be obtained prior to the drilling being conducted on the Claims;

(g)

there is no adverse claim or challenge against or to the ownership of or title to the Claims, nor to the knowledge of Murdock is there any basis therefore, and, except for this agreement, there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof, and no persons other than Murdock, pursuant to the provisions hereof, has any royalty in production from any of the mineral claims and rights comprising the Claims;

(h)

Murdock has complied with all the laws in effect in the jurisdiction in which the Claims are located with respect to the Claims and such Claims has been duly and properly staked and recorded in accordance with such laws and that Smart Ventures may enter in, under or upon the Claims for all purposes of this agreement without making any payment to, and without accounting to or obtaining the permission of, or any other person other that any payment required to be made under this agreement;

(i)

to the best of Murdock’s knowledge, there are no environmental damages or claims that have been made or threatened against the Claims; and

(j)

the recitals in this agreement are true and correct.

2.2 The representations and warranties contained in Section 2.1 are provided for the exclusive benefit of Smart Ventures, and a breach of any one or more thereof may be waived by Smart Ventures, in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in this Section will survive the execution hereof.

3.

REPRESENTATIONS AND WARRANTIES OF SMART VENTURES

3.1 Smart Ventures represents and warrants to Murdock that Smart Ventures has the full power and authority to enter into this agreement and the entering into of this agreement does not conflict with any applicable laws or any contract or other commitment to which Smart Ventures is party.

1

The representations and warranties contained in Section 3.1 are provided for the exclusive benefit of Murdock and a breach of any one or more thereof may be waived by Murdock in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in this Section will survive the execution hereof.

2

OPTION

4.1 Murdock grants to Smart Ventures the exclusive right and option to acquire an undivided 100% right, title and interest in and to the Claims for the consideration set forth in the following:

(a)

payment of US$6,500 to Murdock upon the signing of this agreement, which has been delivered to Murdock and which Murdock acknowledges receipt of; and

(b)

on or before April 24, 2009, payment of US$20,000 to Murdock.

5.

ROYALTIES

5.1 Smart Ventures agrees that the Claims will be subject to a royalty in favor of Murdock equal to two (2.0%) percent of Net Smelter Returns (the “Royalty”). The Royalty will be calculated and paid according to and otherwise governed by the provisions contained in Schedule “B”.

1

Murdock agrees that the first 1% of the Royalty can be purchased by Smart Ventures for a buy out price of $1,000,000 (the “BuyOut Price”).

2

TRANSFER OF TITLE

6.1 Smart Ventures will be deemed to have exercised the option by fulfilling all of the conditions under Section 4, provided that Smart Ventures at such time will not be in default under this agreement.

6.2 Upon Smart Ventures exercising the option to acquire the Claims pursuant to Section 4, Murdock will deliver to Smart Ventures duly executed transfers for the transfer of a 100% interest in the Claims to Smart Ventures, including all right, title and interest in the commercial production of metal and minerals on the Claims.

6.3 Murdock acknowledges the right and privilege of Smart Ventures to file, register and/or to otherwise deposit a copy of this agreement at the applicable registration office, and any other governmental agencies to give third parties notice of this agreement, and agrees to do or cause to be done all acts or things reasonably necessary to effect such filing, registration and/or deposit.

1

Murdock declares that, as to any property or asset or interest in any property or asset of Murdock intended to be transferred, sold, granted, conveyed, assigned and set over to Smart Ventures pursuant to this agreement and title to which may not have passed to Smart Ventures by virtue of this agreement or any transfer or conveyance which from time to time may be executed and delivered in pursuance of the covenants contained in this agreement, Murdock holds the same in trust for Smart Ventures to transfer, sell, grant, convey, assign and set over the same as Smart Ventures from time to time may direct at no cost to Smart Ventures other than the cost of the actual fees paid or payable for the transfer of property to Smart Ventures.

2

OPERATOR

1

Smart Ventures or his nominee will be the operator on the Claims during the term of this agreement.

8

RIGHT OF ENTRY

8.1 Throughout the Option Period, Smart Ventures and his employees, agents and independent contractors, will have the sole and exclusive right in respect of the Claims to:

(a)

have the right of access to and from, and to enter upon the Claims;

(b)

have exclusive and quiet possession thereof;

(c)

do such testing, prospecting, exploration, development and/or other mining work thereon and thereunder as Smart Ventures in his sole discretion may determine advisable for the purpose of incurring Property Expenditures;

(d)

bring upon and erect upon the Claims buildings, plant, machinery and equipment as Smart Ventures may deem advisable;

(e)

remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests; and

(f)

operate on the Claims as a mine and production and to remove mineral products therefrom.

9.

REPORTING

9.1 Smart Ventures will have prepared and delivered to Murdock, at reasonable intervals during the term of this agreement, but in any event not less than on an annual basis, and immediately upon obtaining any extraordinary results, reports of the exploration work conducted by Smart Ventures on the Claims.

10.

INDEMNIFICATION OF MURDOCK

10.1 Murdock will indemnify Smart Ventures from any and all debts or liabilities arising out of or from the Claims prior to the date of this agreement.

11.

OBLIGATIONS OF SMART VENTURES

11.1 Prior to the termination of this agreement, whether such termination is by exercise or otherwise, Smart Ventures will:

(a)

maintain in good standing those mineral claims comprising the Claims that are in good standing on the date hereof by the doing and filing of assessment work including filing of Proof of Labor, or the making of payments in lieu thereof, by the payment of taxes and rental and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from Smart Ventures’s activities thereof except those at the time contested in good faith by Smart Ventures;

(b)

permit Murdock, his agents, employees and designated consultants, at their own risk, access to the Claims at all reasonable times, provided that Murdock agrees to indemnify Smart Ventures against and to save them harmless from all costs, claims, liabilities and expenses that Smart Ventures may incur or suffer as a result to any injury (including injury causing death) to Murdock, or its officers, directors, agents, employees or designated consultants while on the Claims;

(c)

do all work on the Claims in good and workmanlike fashion and in accordance with all applicable laws, regulation, orders and ordinances of any governmental authority. All Property Expenditures performed on the Claims will be filed for assessment work to the maximum allowed; and

(d)

indemnify and save Murdock harmless in respect of any and all costs, claims, liabilities and expenses arising out of Smart Ventures’s activities on the Claims, provided that Smart Ventures will incur no obligation hereunder in respect of claims arising or damages suffered after termination of the agreement if upon termination of the agreement the workings on or improvements to the Claims made by Smart Ventures are left in a safe condition.

12.

DEFAULT AND TERMINATION OF OPTION

12.1

This agreement will terminate upon the occurrence of one of the following events:

(a)

If at any time Smart Ventures fails to make any cash payment to Murdock in accordance with Section 4, but only if

(i)

Murdock will first give Smart Ventures a notice of default containing particulars of the payment that Smart Ventures has not made; and

(ii)

Smart Ventures has not within 60 days following delivery of such notice of default cured such default by appropriate payment.

(b)

Subject to Section 10, if at any time prior to the exercise of the option Smart Ventures fails to perform any obligation required to be performed hereunder or is in breach of a warranty given herein, which failure or breach materially interferes with the implementation of this agreement, Murdock may terminate this agreement, but only if:

(i)

Murdock will have first given to Smart Ventures a notice of default containing particulars of the obligation which Smart Ventures has not performed, or the warrant breached; and

(ii)

Smart Ventures has not, within 60 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance.  Smart Ventures agrees that should he commence to cure any default he will prosecute the same to completion without undue delay.

12.2 Should Smart Ventures fail to cure such default or take steps to cure such default as provided in Section 10.1(a) or (b), Murdock may give to Smart Ventures further notice terminating this agreement as of the date of giving of such second notice and this agreement will be terminated upon receipt by Smart Ventures of such notice.

12.3 Smart Ventures will be at liberty, upon giving 60 days written notice thereof to Murdock, to surrender all of his rights granted hereunder, save and except any earned interest in the claims, and upon the expiry of such 60 day period this agreement will terminate.

12.4

If this agreement is terminated, Smart Ventures will:

(a)

leave in good standing for a period of at least 90 days from the termination of the agreement those mineral claims comprised in the Claims that are in good standing on the date hereof, and any other mineral claims comprised in the Claims that Smart Ventures brings into good standing after the date hereof; and

(b)

deliver at no cost to Murdock within 90 days of such termination copies of all reports, maps, drill test results, assay results and other relevant technical data compiled by or in the possession of Smart Ventures with respect to the Claims and not theretofore furnished to Murdock.

1

Notwithstanding termination of this agreement, Smart Ventures will have the right, within a period of 180 days following the date of termination, to remove from the Claims all buildings, plant, equipment, machinery, tools and appliances and supplies which have been brought upon the Claims by or on behalf of Smart Ventures, and any such property not removed within such 180 day period will thereafter become the property of Murdock.

2

TRANSFERS

13.1 Smart Ventures may at any time prior to termination of this agreement or thereafter, sell, transfer or otherwise dispose of all or any portion of his interest in and to the Claims and this agreement, provided that any purchaser will enter into an agreement containing a covenant that such purchaser will perform all of the obligations of Smart Ventures to be performed under this agreement with respect to the interest to be acquired by such purchaser.

13.2 If Murdock should receive a bona fide offer from an independent third party (the “Proposed Purchaser”) dealing at arm’s length with Murdock to purchase all or substantially all of his interest in the Claims, which offer Murdock desires to accept, or if Murdock intends to sell all or substantially all of his interest in the Claims, Murdock will first offer (the “Offer”) such interest in writing to Smart Ventures upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by Murdock, as the case may be. The Offer will specify the price and terms and conditions of such sale, the name of the Proposed Purchaser (which term will, in the case of an intended offer by Murdock, mean the person or persons to whom Murdock intends to offer his interest) and, if the Offer received by Murdock from the Proposed Purchaser provides for any consideration payable to Murdock otherwise than in cash, the Offer will include Murdock’s good faith estimate of the cash equivalent of the non-cash consideration.

If within a period of 60 days of the receipt of the Offer Smart Ventures notifies Murdock in writing that he will accept the same, Murdock will be bound to sell such interest to Smart Ventures (subject as hereinafter provided with respect to price) on the terms and conditions of the Offer. If the Offer, so accepted by Smart Ventures, contains Murdock’s good faith estimate of the cash equivalent consideration as aforesaid, and if Smart Ventures disagrees with Murdock’s best estimate, Smart Ventures will so notify Murdock at the time of acceptance and Smart Ventures will, in such notice, specify what they consider, in good faith, the fair cash equivalent to be and the resulting total purchase price.  If Smart Ventures so notifies Murdock, the acceptance by Smart Ventures will be effective and binding upon Murdock, and Smart Ventures and the cash equivalent of any such non-cash consideration will be determined by binding arbitration and will be payable by Smart Ventures, subject to prepayment as hereinafter provided, within 60 days following the determination by arbitration. Smart Ventures will in such case pay to Murdock, against receipt of an absolute transfer of clear and unencumbered title to the interest of Murdock being sold, the total purchase price which is specified in his notice to Murdock and such amount will be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

If Smart Ventures fails to notify Murdock before the expiration of the time limited therefor that he will purchase the interest offered, Murdock may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, provided that the terms of this paragraph will again apply to such interest if the sale to the Proposed Purchaser is not completed within the said 60 days.

1

Any sale hereunder will be conditional upon the Proposed Purchaser delivering a written undertaking to Smart Ventures, in form and substance satisfactory to their counsel, to be bound by the terms and conditions of this agreement.

2

FORCE MAJEURE

14.1 No party will be liable for its failure to perform any of their obligations under this agreement due to a cause beyond their reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority, or non-availability of materials or transportation (each an “Intervening Event”).

14.2 All time limits imposed by this agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

14.3 A party relying on the provisions of Section 14.1 hereof will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform their obligations under this agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this agreement if an Intervening Event renders completion impossible.

1

Any party claiming suspension of its obligations under this provision will promptly notify the other party to that effect and will take all reasonable steps to remove or remedy the Intervening Event described in the notice in so far as it is reasonably able to do so and as soon as possible.

2

CONFIDENTIAL INFORMATION

1

Except as otherwise set out in this section, each party will treat all data, reports, records and other information of any nature whatsoever relating to this agreement and the Claims as confidential.  Either party may disclose information regarding the Claims if such disclosure is required by law or by the rules or policies of any regulatory authority having jurisdiction over the affairs of the parties.  In addition each party may disclose information regarding the Claims to a third party for the purpose of acquiring any part of its interest hereunder provided that such third party has executed a confidentiality agreement with similar terms.

2

ARBITRATION

16.1 All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, will be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre (B.C.I.C.A.C.).

16.2 The appointing authority will be the British Columbia International Commercial Arbitration Centre.

16.3 The case will be administered by the British Columbia International Commercial Arbitration Centre in accordance with its “procedures for cases under the B.C.I.C.A.C. Rules”.

16.4 The place of arbitration will be Vancouver, British Columbia, Canada.

16.5 The party desiring arbitration will nominate one (1) arbitrator and will notify the other party hereto of such nomination. Such notice will set forth a brief description of the matter submitted for arbitration and, if appropriate, the paragraph hereof pursuant to which the matter is so submitted. Such other parties will within 30 days after receiving such notice, nominate an arbitrator and the other two arbitrators will select a chairman of the Arbitral Tribunal to act jointly with them. If the said arbitrators will be unable to agree in the selection of such chairman, a chairman will be approved by the British Columbia International Commercial Arbitration Centre.

16.6 If the party hereto receiving such notice of the nomination of an arbitrator by the party desiring arbitration fails within the said 30 days to nominate an arbitrator, then the arbitrator nominated by the party desiring arbitration may proceed alone to determine the dispute in such a manner and in such time as he will think fit and his decision will be binding upon the parties.

17. FURTHER ASSURANCES

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds and documents as will be reasonably required in order to fully perform and carry out the terms and intent of this agreement.

18. TIME IS OF THE ESSENCE

Time will be of the essence in the performance of this agreement.

19. SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

20. NOTICES

20.1 Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number given for the party on page 1 and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party’s address

20.2

 The parties may at any time and from time to time notify the other party in writing of a new address to which notice will be given to it thereafter until further change.

21.

COSTS

Each of the parties hereto agree to pay their own costs, expenses and fees (including, without limitation, legal counsel fees) incurred in connection with the preparation, execution and consummation of this agreement.

22.

ENTIRE AGREEMENT

This agreement will supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this agreement.

23. WAIVERS

No consent or waiver expressed or implied by any party in respect of any breach or default by any other party will be deemed or construed to be a consent to or a waiver of any other breach or default whatsoever.

24. BINDING EFFECT

This agreement will enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors and permitted assigns.

IN WITNESS WHEREOF this agreement was executed by the parties hereto as of the day and year first above written.

SMART VENTURES, INC.

________________________________

________________________________

Nadir Walji, President and CEO

Donald Murdock

SCHEDULE “A”

Schedule “A” to that certain Option Agreement
between Smart Ventures, Inc. and Donald Murdock
made as of the 25 day of August, 2007.

(number of pages including this one: 1)

MINERAL CLAIMS

Jaroslav Ruza is the registered owner of the following mineral claims located in the Laurentides Region near Mont Laurier, Quebec, as filed for record with Quebec Resources Naturelles et Faune:

List of Claims – Ruza Property

-----------------------------------------------------------------------------------------------------------

NTS Sheet

Claim #

Area

Work Required

Expiry Date

(CDC)

(ha)

(CDN$)

-----------------------------------------------------------------------------------------------------------

33B/05

203 4640

52.70

135.00

Nov 23, 2008

33B/05

203 4641

52.70

135.00

Nov 23, 2008

33B/05

203 4642

52.70

135.00

Nov 23, 2008

33B/05

203 4643

52.70

135.00

Nov 23, 2008

33B/05

203 4644

52.70

135.00

Nov 23, 2008

33B/05

203 4645

52.69

135.00

Nov 23, 2008

33B/05

203 4646

52.69

135.00

Nov 23, 2008

33B/05

203 4647

52.69

135.00

Nov 23, 2008

33B/05

203 4648

52.69

135.00

Nov 23, 2008

33B/05

203 4649

52.68

135.00

Nov 23, 2008

33B/05

203 4650

52.68

135.00

Nov 23, 2008

-----------------------------------------------------------------------------------------------------------

TOTALS:

11 Claims

579.62

1,485.00

[___]        [___]

SCHEDULE “B”

Schedule “B” to that certain Option Agreement
between Smart Ventures, Inc. and Donald Murdock
made as of the 25th day of November, 2007.
(number of pages including this one:  1)

ROYALTY PAYMENTS

1

“Net Smelter Returns ” means a sum equal to all gross revenues, earned or deemed earned from the sale of ores, metals, concentrates or other mineral products produced or deemed to be produced from the Claims and the gross revenues of insurance settlements concerning the loss of ores, metals, concentrates or other mineral products produced or deemed to be produced from the Claims, after deducting from such gross revenues to the extent that they are actually incurred: costs of transportation and sampling shipments of ores, metals, concentrates or other mineral products from the Claims to any mint, smelter, refinery, reduction works or other purchaser; insurance costs on such ores, metals, concentrates or other mineral products, and smelter penalty charges and all charges for smelting, and treatment.

2

“Commercial Production” means the operation of the Property as a producing Mine and the production of Products therefrom (excluding bulk sampling, pilot plan or test operations).

3

“Mine” means the workings established and assets acquired, including, without limiting the generality of the foregoing, development headings, plant and concentrator installations, infrastructure, housing, and other facilities required to conduct the Mining Operations on the Property.

4

“Mining Operations” means every kind of work done by the operator unilaterally and in good faith to maintain the Property in good standing, to prevent waste or otherwise discharge any obligation that is imposed upon the operator pursuant to this agreement, including, without limiting the generality of the foregoing, testing, investigating, prospecting, exploring, developing, property maintenance, preparing reports, surveying, constructing, mining, milling, concentrating, rehabilitation, reclamation, and environmental protection.

5

“Product” means any and all ores and other products (and concentrates derived therefrom), minerals and other products, precious and base, metallic and non-metallic, in, on or under the Property which may lawfully be explored for, mined and sold.

6

“Property” means the Claims and all mining leases and other mining interests and rights derived therefrom. Any reference herein to any Claim comprised in the Property includes any mineral leases or other interests to which such Claim may have been converted.

2.

The royalties will be paid as follows:

[]

(i)

not later than 30 days after the end of each of the first, second, and third quarters of a calendar year, commencing with the calendar year quarter in which Commercial Production occurs, Smart Ventures will deliver to Murdock a statement of royalties payable for that quarter, together with payment of the applicable royalty; and

[]

(ii)

not later than 60 days after the end of each calendar year, Smart Ventures will deliver to Murdock a statement of royalties paid and payable for the year duly certified by an independent chartered accountant, together with payment of the difference between that amount and the royalties paid for each of the first, second, and third quarters of the year.

3. Not later than 60 days after the end of each calendar year, Smart Ventures will prepare and deliver to Murdock a written statement listing the gross revenues and deductions used to calculate the Net Smelter Returns, certified by an independent chartered accountant. Should Murdock wish to order an audit of the Net Smelter Returns, Murdock will be responsible for all costs of any such audit (to be carried out by an independent chartered accountant), unless if the audit discloses that the actual Net Smelter Returns exceeded the Net Smelter Returns as reported by Smart Ventures by 3% or more, then Smart Ventures will be responsible for the reasonable costs of such audit.